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                                                                       EXHIBIT 5



January 12, 2001                               Orrick Herrington & Sutcliffe LLP
                                               (213) 629-2020
                                               www.orrick.com

Novatel Wireless, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, CA 92121

Ladies and Gentlemen:

       You have requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed today by Novatel Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to (i) 9,504,820 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), to be issued pursuant to its Amended and Restated 1997 Employee Stock Option Plan, (ii) 5,842,908 shares of Common Stock to be issued pursuant to its 2000 Stock Incentive Plan and (iii) 1,500,000 shares of Common Stock to be issued pursuant to its 2000 Employee Stock Purchase Plan (collectively, the "Plans").

       We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

       Based upon the foregoing, it is our opinion that the shares of Common Stock issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as Exhibit 5 to the above referenced Registration Statement and any amendment or supplement thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                        Very truly yours,



                                        Orrick Herrington & Sutcliffe LLP